Exhibit 99.1

                                                                            Page
                                                                            ----

Independent Auditors' Report.................................................2

     Balance Sheet as of October 31, 2001....................................3

     Statement of Operations for the Period from July 15, 2001 (Inception)
       To October 31, 2001...................................................4

     Statement of Stockholders' Deficit for the Period from July 15, 2001
       (Inception) to October 31, 2001.......................................5

     Statement of Cash Flows for the Period from July 15, 2001 (Inception)
       To October 31, 2001...................................................6

     Notes to Financial Statements...........................................7

                          Independent Auditors' Report
                          ----------------------------

Board of Directors
FORCE 10 TRADING, INC.

We have audited the accompanying balance sheet of Force 10 Trading, Inc., a development-stage company (the "Company"), as of October 31, 2001 and the related statements of operations, stockholders' deficit and cash flows for the period from July 15, 2001 (Inception) to October 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Force 10 Trading, Inc., as of October 31, 2001 and the results of operations and its cash flows for the period from July 15, 2001 Inception) to October 31, 2001, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage with no operating history. The Company requires future financings necessary for management to realize its operating plan. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Irvine, California
January 15, 2002

                                               /s/ McKennon, Wilson & Morgan LLP

                             FORCE 10 TRADING, INC.
                          (A DEVELOPMENT-STAGE COMPANY)

                                  BALANCE SHEET
                                OCTOBER 31, 2001
--------------------------------------------------------------------------------

                                     ASSETS

CURRENT ASSETS:
   Cash                                                             $    11,229
   Deferred issue costs                                                  12,406
                                                                    ------------
                                                                         23,635

Deposits                                                                  6,757
Property and equipment, net (Note 3)                                     30,973
                                                                    ------------

         Total assets                                               $    61,365
                                                                    ============

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
   Accounts payable                                                 $    20,258
   Bank overdraft                                                         5,428
   Accrued interest                                                       1,389
   Notes payable, net of discounts of $60,710                            69,290
   Current portion of capital lease                                       4,197
                                                                    ------------
         Total current liabilities                                      100,562
                                                                    ------------

   Deferred rent                                                          2,104
   Capital lease payable, net of current portion                          7,994
                                                                    ------------
         Total liabilities                                              110,660
                                                                    ------------

Commitments and contingencies (Note 5)                                        -

STOCKHOLDERS' DEFICIT:
   Common stock, par value $.001; 110,000,000 shares authorized,
         6,400,000 shares issued and outstanding                          6,400
   Additional paid-in capital                                            84,665
   Deficit accumulated during the development stage                    (140,360)
                                                                    ------------

         Total stockholders' deficit                                    (49,295)

                                                                    ------------

         Total liabilities and stockholders' deficit                $    61,365
                                                                    ============

    The accompanying notes are an integral part of these financial statements

                             FORCE 10 TRADING, INC.
                          (A DEVELOPMENT-STAGE COMPANY)

                             STATEMENT OF OPERATIONS
        FOR THE PERIOD FROM JULY 15, 2001 (INCEPTION) TO OCTOBER 31, 2001

--------------------------------------------------------------------------------

Net revenues                                                          $   1,229

General and administrative expenses                                     104,492
                                                                      ----------

Loss from operations                                                   (103,263)

Interest expense                                                        (36,297)
                                                                      ----------

Loss before provision for income taxes                                 (139,560)
                                                                      ----------

Provision for income taxes                                                 (800)
                                                                      ----------

Net loss                                                              $(140,360)
                                                                      ==========

    The accompanying notes are an integral part of these financial statements


                                            FORCE 10 TRADING, INC.
                                         (A DEVELOPMENT-STAGE COMPANY)

                                      STATEMENT OF STOCKHOLDERS' DEFICIT
                       FOR THE PERIOD FROM JULY 15, 2001 (INCEPTION) TO OCTOBER 31, 2001

-------------------------------------------------------------------------------------------------------------


                                            Common Stock                          Accumulated
                                      ------------------------    Additional       During the
                                                                    Paid-In       Development
                                       Shares         Amount        Capital          Stage           Total
                                     ----------     ----------     ----------      ----------      ----------
Stock issued to founder on July
15, 2001                             6,090,000      $   6,090      $  (6,090)      $       -       $       -

Value of warrants issued in
 September and October 2001 for
 notes payable                               -              -         21,418               -          21,418

Stock issued in September and
 October 2001 for notes payable        310,000            310         69,337               -          69,647

Net loss                                     -              -              -        (140,360)       (140,360)
                                     ----------     ----------     ----------      ----------      ----------

Balances at October 31, 2001         6,400,000      $   6,400      $  84,665       $(140,360)      $ (49,295)
                                     ==========     ==========     ==========      ==========      ==========

                   The accompanying notes are an integral part of these financial statements

                                                      5

                             FORCE 10 TRADING, INC.
                          (A DEVELOPMENT-STAGE COMPANY)

                             STATEMENT OF CASH FLOWS
        FOR THE PERIOD FROM JULY 15, 2001 (INCEPTION) TO OCTOBER 31, 2001

--------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                       $   (140,360)
    Adjustments to reconcile net income to net cash
         provided by operating activities:
         Depreciation                                                     1,428
         Amortization of discounts on notes payable                      30,355
         Amortization of deferred issuance costs                          4,844
         Change in operating assets and liabilities:
           Deposits                                                      (6,757)
           Accounts payable                                              20,258
           Bank overdraft                                                 5,428
           Accrued expenses                                               1,389
           Deferred rent                                                  2,104
                                                                   -------------
Net cash used in operating activities                                   (81,311)
                                                                   -------------

CASH FLOWS FROM INVESTING ACTIVITES:
    Acquisition of property and equipment                               (18,789)
                                                                   -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Payments on capital leases                                           (1,421)
    Proceeds from notes payable, net of issuance costs                  112,750
                                                                   -------------
Net cash provided by financing activities                               111,329
                                                                   -------------

Net change in cash                                                       11,229

Cash at beginning of period                                                   -
                                                                   -------------

Cash at end of period                                              $     11,229
                                                                   =============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
    Cash paid for interest                                         $        335
                                                                   =============
    Cash paid for taxes                                            $        800
                                                                   =============

NON-CASH INVESTING AND FINANCING ACTIVITIES:
    Acquisition of equipment under capital lease obligations       $     13,612
                                                                   =============

    The accompanying notes are an integral part of these financial statements

                             FORCE 10 TRADING, INC.
                          (A DEVELOPMENT-STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION

ORGANIZATION AND NATURE OF OPERATIONS

Force 10 Trading, Inc., a development-stage company incorporated in the state of Nevada on August 8, 2001 (the "Company"), offers technology and services to institutional and retail investors. The company operates a trading office in Draper, Utah. The Company, since inception, has had no significant revenues and, accordingly, is a company in the development stage.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is in its development stage, has incurred losses from operations and requires funds for its operational activities. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management is seeking financing through future collaborative arrangements with third parties to meet its cash needs. There are no assurances that funds will be available to execute the Company's operating plan or that future collaborative arrangements will be consummated. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MANAGEMENT ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities and the reported amounts of income and expenses. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all liquid investments with a remaining maturity of three months or less to be cash equivalents. Balances in bank accounts may, from time to time, exceed federally insured limits.

REVENUE RECOGNITION

The Company expects to generate revenues from its electronic trading and brokerage service on a per-transaction basis. Revenues will be recorded at the time the services are rendered.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost and are depreciated using the straight-line method over the estimated useful lives of the related assets, ranging from three to seven years. Maintenance and repairs are charged to expense as incurred. Significant renewals and betterments are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations.

                             FORCE 10 TRADING, INC.
                          (A DEVELOPMENT-STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

The Company periodically reviews the value of its property and equipment for impairment whenever events or changes in circumstances indicate that the book value of an asset may not be recoverable. An impairment loss would be recognized whenever the review demonstrates that the future undiscounted net cash flows expected to be generated by an asset from its use and eventual deposition are less than the carrying amount of the asset.

STOCK-BASED COMPENSATION

SFAS No. 123, "Accounting for Stock-Based Compensation," defines a fair value based method of accounting for stock-based compensation. However, SFAS No. 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method of accounting prescribed by Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees." Entities electing to remain with the accounting method of APB No. 25 must make pro forma disclosures of net income (loss) and earnings (loss) per share, as if the fair value method of accounting defined in SFAS No. 123 had been applied.

FISCAL YEAR-END

The Company has elected March 31 year end for financial and income tax reporting purposes.

ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

Derivatives must be recognized in the balance sheet at their fair market value, and the corresponding derivative gains or losses be either reported in the statement of operations or as a component of other comprehensive income depending on the type of hedge relationship that exists with respect to such derivative. Currently, the Company has no derivatives.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following as of October 31, 2001:

Furniture                                                           $    7,051
Equipment                                                               25,350
                                                                    -----------
                                                                        32,401
Less accumulated depreciation                                           (1,428)
                                                                    -----------
                                                                    $   30,973
                                                                    ===========

NOTE 4 - NOTES PAYABLE WITH STOCK PURCHASE WARRANTS

During the period from Inception to October 31, 2001, the Company issued promissory notes to third parties totaling $130,000 under a private placement. The notes bear interest at a rate of 10% per annum and are due 120 days from the date of issuance. Each note contains a detachable stock purchase warrant that can be used to purchase common stock with a $.001 par value, at an exercise price of $.10 per share. The warrants may be exercised through September 11, 2001. The maximum number of shares of the Company's common stock which may be issued under the warrants is 110,000 shares. Management valued these warrants at $21,418 and will charge interest expense to operations over the term of the notes. In addition, concurrent with the issuance of the notes with detachable stock purchase warrants, the Company issued 310,000 shares of common stock valued by management at $69,647 and will charge interest expense to operations over the term of the notes.

                             FORCE 10 TRADING, INC.
                          (A DEVELOPMENT-STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

The Company incurred $17,250 in debt issuance costs in connection with this transaction. Debt issuance costs are being amortized to interest expense over the term of the notes.

NOTE 5 - LEASES AND COMMITMENTS:

The company leases its facilities under a non-cancelable operating lease that expires in 2004. Rental and equipment lease expense was $8,086 for the period from Inception to October 31, 2001.

Assets recorded under capital leases consist of a communications system totaling $13,612.

Future annual minimum lease payments for all non-cancelable operating and capital leases as of October 31, 2001, are as follows:

                                                     Capital        Operating
                                                       Lease            Lease
                                                       -----            -----
Year ending October 31,
              2002                               $     5,227       $   21,111
              2003                                     5,227           21,195
              2004                                     3,485           14,168
                                                 ------------      -----------
                                                 $    13,939       $   56,474
                                                                   ===========
Less amount representing interest                     (1,748)
                                                 ------------
Present value of net minimum lease payments
   under capital leases                          $    12,191
                                                 ============

NOTE 8 - STOCKHOLDERS' DEFICIT

In July 2001, the founders received 6,090,000 shares of common stock upon formation of the Company. No value was ascribed to these shares. See Note 4 for other equity transactions.

NOTE 7 - INCOME TAXES:

The Company's income tax expense is not significant.

NOTE 8 - SUBSEQUENT EVENTS:

Subsequent to October 31, 2001, the Company effectuated a Plan of Reorganization ("Merger" or "Merger Agreement") by and among Petrex Corporation, a Nevada corporation, ("Petrex") and the Company, dated as of October 5, 2001, Petrex issued a total of 6,400,000 post-reverse stock split shares of its $0.001 par value common stock to the stockholders of Force 10 on November 2, 2001 (the "Closing"). As a result, the former stockholders of the Company now own 94% of Petrex's common stock. Subsequent to Closing, Petrex changed its corporate name to Force 10 Trading, Inc.

                             FORCE 10 TRADING, INC.
                          (A DEVELOPMENT-STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

Of the 6,400,000 shares issued to the Company's shareholders, 4,889,000 of the shares are currently being held in escrow. The terms of the escrow agreement state that the reorganized company's shareholders' equity must exceed one million dollars ($1,000,000) on or before March 1, 2002 in order for the shares to be released. If such an increase, as determined by independent certified public accountants in conformity with accounting principles generally accepted in the United States, does not occur than these shares will be returned and cancelled.

Pro Forma Consolidated Financial Statements

The following unaudited Pro Forma Consolidated Balance Sheet and Statement of Operations have been derived from the unaudited financial statements of Petrex, Inc. ("Petrex"), an inactive public company, at September 30, 2001, and the audited financial statements of Force 10 Trading, Inc. ("Force 10") at October 31, 2001. Management believes the financial position of Force 10 Trading, Inc. at September 30, 2001 is not significantly different from the financial position of Force 10 Trading, Inc. at October 31, 2001. The unaudited Pro Forma Consolidated Financial Statements assume the transaction was completed on April 1, 2001.

The unaudited Pro Forma Consolidated Balance Sheet reflects the recapitalization of Force 10 (a non-public company) by Petrex (a public company) on September 30, 2001 in an acquisition using the purchase method of accounting and assumes that such acquisition was consummated as of April 1, 2001 for purposes of presentation of the Pro Forma Statement of Operations for the period from April 1, 2001 to September 30, 2001.

The unaudited Pro Forma Statement of Operations reflects the acquisition of Petrex by Force 10 on September 30, 2001 in a reverse acquisition. The reverse acquisition constitutes a change in reporting entity for accounting purposes. This reverse acquisition is considered to be a capital transaction (i.e. issuance of stock by Petrex accompanied by a recapitalization). The Pro Forma Consolidated Balance Sheet reflects the assets and liabilities of Force 10 at their historical cost. Petrex will take on the basis of accounting of those for Force 10. The historical operations of Petrex will be eliminated. The purchase was consummated by issuing 6,400,000 shares of common stock of Petrex to the shareholders of Force 10.

The unaudited Pro Forma Consolidated Balance Sheet should be read in conjunction with the financial statements of Petrex included in Form 10-QSB for the nine months ended September 30, 2001, and the financial statements of Force 10 and the notes thereto included in this Form 8-K/A. The Pro Forma Consolidated Statement of Operations does not purport to represent what the Company's results of operations would actually have been if the acquisition had occurred on the date indicated or to project the Company's results of operations for any future period or date. The Pro Forma adjustments, asdescribed in the accompanying data, are based on available information and the assumption set forth in the foot notes below, which management believes are reasonable.


                                     PRO FORMA CONSOLIDATED BALANCE SHEET
                                           AS OF SEPTEMBER 30, 2001
                                                  (UNAUDITED)

                                                                  Force 10                            Pro Forma
                                                 Petrex, Inc.   Trading, Inc. Adjustments Notes     Consolidated
                                                 ------------   ------------- ----------- -----     ------------
ASSETS
Current Assets
     Cash & cash equivalents                       $  1,055         11,229                              $ 12,284
     Deferred issue costs                                           12,406                                12,406
                                                   ------------------------                             ---------
      Total current assets                                          23,635                                24,690

    Deposits                                                         6,757                                 6,757
    Property and equipment, net                                     30,973                                30,973
                                                   ------------------------                             ---------
TOTAL ASSETS                                       $  1,055         61,365                              $ 62,420
                                                   =========       ========                             =========

LIABILITIES & STOCKHOLDERS' DEFICIT
Current liabilities:
    Accounts Payable                               $ 13,249         20,258                              $ 33,507
    Bank overdraft                                                   5,428                                 5,428
    Accrued Interest                                                 1,389                                 1,389
    Notes payble, net                                               69,290                                69,290
    Current portion of capital lease payable                         5,227                                 5,227
                                                   ------------------------                             ---------
      Total current liabilities                    $ 13,249        101,592                               114,841

    Deferred rent                                                    2,104                                 2,104
    Capital lease, net of current portion                            6,964                                 6,964
                                                   ------------------------                             ---------
      Total liabilities                                            110,660                               123,909
Stockholders' deficit;
  Common stock and paid-in capital                  170,874         91,065      (170,874) (1)a            91,065
  Accumulated deficit                              (183,068)      (140,360)      170,874  (1)b          (152,554)
                                                   ------------------------                             ---------
     Total stockholders' deficit                    (12,194)       (49,295)            -                 (61,489)
                                                   ------------------------                             ---------

TOTAL LIABILITIES AND
STOCKHOLDERS' DEFICIT                              $  1,055        $61,365                              $ 62,420
                                                   =========       ========                             =========

                            See Notes to Unaudited Pro Forma Consolidated Financial Statements


                                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                             FOR THE PERIOD FROM APRIL 1, 2001 TO SEPTEMBER 30, 2001
                                                  (UNAUDITED)

                                                                  Force 10                            Pro Forma
                                                 Petrex, Inc.   Trading, Inc. Adjustments Notes     Consolidated
                                                 ------------   ------------- ----------- -----     ------------
     Revenues                                      $      -      $   1,229                             $   1,229
     General and administrative expnses              19,334        104,492                               123,826
                                                   ------------------------                             --------
      Loss from operations                          (19,334)      (103,263)                             (122,597)

    Interest expense                                      -         36,297                                36,297
                                                   -----------------------                              --------
    Loss before provision for income taxes          (19,334)      (139,560)                             (158,894)
    Provision for income taxes                            -           (800)                                 (800)
                                                    ------------------------                             ---------
    Net loss                                       $(19,334)      (140,360)                            $(159,694)
                                                   =========       ========                             =========

                            See Notes to Unaudited Pro Forma Consolidated Financial Statements

Notes to Unaudited Pro Forma Consolidated Financial Statements:

For purposes of this unaudited pro forma balance sheet, the Company has used the balance sheet of Force 10 Trading, Inc. at October 31, 2001. Management believes the financial position of Force 10 Trading, Inc. at September 30, 2001 is not significantly different from the financial position of Force 10 Trading, Inc. at October 31, 2001

(1)  To record reverse acquisition and recapitalization of Force 10:
     a. Eliminate historical capital accounts for Petrex.
     b. Eliminate historical accumulated deficit for Petrex and record net liabilities assumed as deemed dividend distribution.